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                                                                      EXHIBIT 13
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INDEPENDENT PUBLIC ACCOUNTANTS' REVIEW REPORT


To the Board of Directors and Shareholders of Essef Corporation
Chardon, Ohio


We have reviewed the accompanying condensed consolidated balance sheet of Essef Corporation and Subsidiaries (the "Company") as of March 31, 1998, and the related condensed consolidated statements of income for the three-month and six-month periods ended March 31, 1998 and 1997, and their cash flows for the six-month periods ended March 31, 1998 and 1997. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of the Company as of September 30, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated November 19, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 1997 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


DELOITTE & TOUCHE LLP

Cleveland, Ohio
April 20, 1998



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